Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 7, 2025 (the “Effective Date”), by and between Optical Cable Corporation, a Virginia corporation (the “Company”), and Lightera, LLC, a Delaware limited liability company (“Investor”).

WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act; and

WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, Six Hundred Forty-Two Thousand One Hundred Ninety-Nine (642,199) shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”); and

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and Investor agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Bylaws of the Company, as currently in effect.

“Amended and Restated Articles of Incorporation” means the Articles of Incorporation of the Company, as currently in effect.

“Average Stock Price” means the average price per share of the Common Stock as traded on the Nasdaq Global Market or on any other National Exchange on which the Common Stock is publicly traded for the ten (10) trading days ending on the Business Day immediately prior to the date on which (i) the applicable Put Notice is delivered to the Company, and (ii) the applicable Call Notice is delivered to the Company, as the case may be.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the Commonwealth of Virginia are authorized or required by law or other governmental action to close.

“Call Closing Date” has the meaning set forth in Section 5.10(b).

“Call Exercise Period” has the meaning set forth in Section 5.10(a).

“Call Notice” has the meaning set forth in Section 5.10(b).

“Call Right” has the meaning set forth in Section 5.10(a).

“Call Right Expiration Date” means ninety (90) days after the second (2nd) anniversary of the Effective Date; provided, however, if the term of any strategic collaboration agreement between the parties is extended by mutual written consent of the parties beyond such anniversary date, the Call Right Expiration Date shall be extended through such extended term of any strategic collaboration agreement between the parties (regardless of any earlier termination of such strategic collaboration agreement).

“Closing” has the meaning set forth in Section 2.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals.

“Company Indemnified Persons” has the meaning set forth in Section 5.7(b).

“Disqualification Event” has the meaning set forth in Section 3.17.

“Effective Date” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.6(b).

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Authorization), 3.3 (Valid Issuance), 3.4 (No Conflict), 3.5 (Consents), 3.6 (SEC Filings; Financial Statements); 3.10 (Nasdaq Stock Market), 3.11 (Sarbanes Oxley Act), 3.13 (Investment Company Act), 3.14 (General Solicitation; No Integration or Aggregation), 3.15 (Brokers and Finders), 3.16 (Reliance by Investor), 3.17 (No Disqualification Events), and 3.18 (Other Covered Persons).

“GAAP” has the meaning set forth in Section 3.6(b).

“Governmental Authorizations” has the meaning set forth in Section 3.9.

“Indemnified Persons” has the meaning set forth in Section 5.7(b).

“Indemnifying Party” has the meaning set forth in Section 5.7(c).

“Intellectual Property” has the meaning set forth in Section 3.21.

“Investor” has the meaning set forth in the recitals.

“Investor Indemnified Persons” has the meaning set forth in Section 5.7(a).

“Issuer Covered Person” has the meaning set forth in Section 3.17.

“Knowledge of Company” means the actual knowledge of Neil Wilkin and Tracy Smith after reasonable due inquiry.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate (i) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, or with respect to the Closing, or would reasonably be expected to do so.

“Lender Objection” shall mean the Company’s senior lender’s (i) objection to the Company’s repurchase of Put Shares or Remaining Put Shares, as the case may be, (ii) payment of the Shortfall pursuant to Section 5.9(d)(i), and/or (iii) the Company issuing a Promissory Note in accordance with the terms and conditions of this Agreement.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Potential Acquirer” means any Person (other than Investor) with whom the Company and/or the Board of Directors are negotiating for a potential Sale Transaction.

“Potential Sale” has the meaning set forth in Section 5.11(a).

“Potential Sale Notice” has the meaning set forth in Section 5.11(b).

“Price Per Share” has the meaning set forth in Section 2.1.

“Promissory Note” has the meaning set forth in Section 5.9(d)(ii).

“Purchase Price” means an amount equal to the product of (i) the Price Per Share, multiplied by (ii) the number of Shares set forth in the recitals.

“Put Closing Date” has the meaning set forth in Section 5.9(b).

“Put Exercise Period” has the meaning set forth in Section 5.9(a).

“Put Notice” has the meaning set forth in Section 5.9(b).

“Put Right” has the meaning set forth in Section 5.9(a).

“Put Right Expiration Date” means ninety (90) days after the second (2nd) anniversary of the Effective Date; provided, however, if the term of any strategic collaboration agreement between the parties is extended by mutual written consent of the parties beyond such anniversary date, the Put Right Expiration Date shall be extended through such extended term of any strategic collaboration agreement between the parties (regardless of any earlier termination of such strategic collaboration agreement),

“Put Share Election” has the meaning set forth in Section 5.9(c).

“Put Shares” has the meaning set forth in Section 5.9(b).

“Remaining Put Shares” has the meaning set forth in Section 5.9(c).

“Rights Period” means the period from the Effective Date through the date of termination or expiration of any strategic collaboration agreement between the parties.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sale Transaction” means (i) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; provided, however, that a transaction (or series of related transactions) shall not constitute a Sale Transaction if the sole purpose of such transaction(s) is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction(s); (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred to a third party; (iii) any transaction or series of related transactions in which a party obtains the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, contract or otherwise; and (iv) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Shortfall” has the meaning set forth in Section 5.9(d).

“Shortfall Shares” has the meaning set forth in Section 5.9(d)(iii).

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Total Investment” means the aggregate dollar amount paid by Investor for the Shares.

“Transfer Agent” means, with respect to the Common Stock, Equiniti Trust Company, LLC or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.    Purchase and Sale of Common Stock.

2.1    Purchase and Sale. On the Effective Date, upon the terms and subject to the conditions set forth herein, the Company shall sell, and Investor shall purchase, the Shares. The price per Share shall be an amount equal to the product of (i) the average closing price of the Common Stock as traded on the Nasdaq Global Market for the ten (10) trading days ending on the last trading day prior to the Effective Date, multiplied by (ii) 1.05 (the “Price Per Share”).

2.2    Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur on the Effective Date remotely via the electronic exchange of documents and signatures at such time as agreed to by the Company and Investor.

2.3    Company Closing Deliverables. At the Closing, the Company shall deliver to Investor the following:

 (a)    Written confirmation from the Company’s Transfer Agent that the Shares have been issued and registered in the name of Investor in book-entry form;

 (b)    a certificate executed by an authorized officer of the Company certifying to Investor as of the Effective Date that (i) the Company has furnished all required materials to the Transfer Agent to reflect the issuance of the Shares, (ii) the Transfer Agent has issued the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11), (iii) the Company has obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which are in full force and effect, and (iv) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental or regulatory body, has been issued, and no action or proceeding has been instituted by any governmental or regulatory body, enjoining or preventing the consummation of the transactions contemplated by this Agreement; and

 (c)    a certificate executed by the Secretary of the Company certifying the resolutions of the Company’s Board of Directors approving this Agreement, the transactions contemplated by this Agreement, and the issuance of the Shares.

2.4    Investor Closing Deliverables. At the Closing, Investor shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company to Investor.

3.    Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified) or as otherwise disclosed and set forth on Schedule A, the Company hereby represents and warrants to Investor that the statements contained in this Section 2.4 are true and correct as of the Effective Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties, and (ii) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which such qualification is required, except in each case as would not cause a Material Adverse Effect.

3.2    Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement, including the issuance and sale of the Shares. All corporate action on the part of the Company necessary for the authorization of the Shares, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Investor and that this Agreement constitutes the legal, valid and binding agreement of Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3    Valid Issuance. The Shares being purchased by Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in this Agreement or restrictions on transfer under applicable state and federal securities laws), and Investor shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by Investor in Section 4, the offer and sale of the Shares to Investor is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.4    No Conflict. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by this Agreement will not (i) violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not individually be reasonably expected to have a Material Adverse Effect.

3.5    Consents. Assuming the accuracy of the representations and warranties of Investor, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of this Agreement, the issuance and sale of the Shares and the performance by the Company of its other obligations under this Agreement, except such as (i) have been or will be obtained or made under the Securities Act or the Exchange Act, (ii) customary post-Closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, or (iii) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and remain in full force and effect as of the Closing.

3.6    SEC Filings; Financial Statements.

 (a)    The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Knowledge of the Company, none of the SEC Reports are the subject of an ongoing SEC review.

 (b)    The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.7    Absence of Changes. Between June 5, 2025 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business, and there have been no material transactions entered into by the Company (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto), (b) no material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports, and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.7:

(i)         any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii)         general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii)         any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv)         earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(v)         national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi)         material changes in laws; and

(vii)         in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

3.8    Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the Knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten (10) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

3.9    Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Knowledge of the Company, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.10    Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “OCC”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act. For the avoidance of doubt, the parties acknowledge and agree that the Shares will not be registered or listed at the time of such Shares issuance to Investor, and the Company not registering or listing such Shares at the time of issuance to Investor shall not constitute a breach of this Section 3.10.

3.11    Sarbanes-Oxley Act. As of April 30, 2025, the Company was, and to the Knowledge of Company from April 30, 2025 through the Effective Date has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, including applicable requirements regarding internal controls over financial reporting.

3.12    Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.13    Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.14    General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to the Knowledge of the Company, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act, or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of Investor set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

3.15    Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees Investor would be required to pay.

3.16    Reliance by Investor. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.17    No Disqualification Events. Neither the Company nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of twenty percent (20%) or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters, or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Investor a copy of any disclosures provided thereunder.

3.18    Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

3.19    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.20    Management Changes. The Company has not received notice from any of its named executive officers or other employees that are expected to have material involvement in the joint collaboration with Investor as of the date hereof, indicating that any such individual intends to terminate or resign his or her employment with the Company. The Board of Directors has not adopted any resolution or taken any action to effect a change in the composition of the Company’s senior management, and, the Board of Directors has no present intent to effect any such change.

3.21    Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Knowledge of the Company, there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Knowledge of the Company, is threatened (a) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, (b) challenging the validity, enforceability or scope of any Intellectual Property, or (c) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Knowledge of the Company all such agreements are in full force and effect. To the Knowledge of the Company, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.22    No Intent to Delist Company Stock. As of the Effective Date, the Company has no intent to delist the Company’s Common Stock listed on the NASDAQ Global Market.

4.    Representations and Warranties of Investor. Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date.

4.1    Organization. Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2    Authorization. Investor has all requisite corporate or similar power and authority to enter into this Agreement to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement to which it will be a party, and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such Investor of this Agreement to which such Investor is a party has been duly authorized, and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3    Consents. Assuming the accuracy of the representations and warranties of Company, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by Investor of this Agreement, the purchase of the Shares and the performance by Investor of its other obligations under this Agreement, except for Investor’s required post-Closing filings with the SEC, which will be filed on a timely basis.

4.4    No Conflicts. The execution, delivery and performance of this Agreement by Investor, the purchase of the Shares in accordance with their terms and the consummation by Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of Investor to perform its obligations under this Agreement.

4.5    Brokers and Finders. Neither Investor, nor any other Person authorized by Investor, has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6    Investment Representations and Warranties. Investor hereby represents and warrants that, as of the date of this Agreement, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Investor further represents and warrants that (i) it is capable of evaluating the merits and risk of such investment, and (ii) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein.

4.7    Intent. Investor is purchasing the Shares solely for Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Investor has no present arrangement to sell the Shares to or through any Person. Investor understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Except as otherwise set forth in this Agreement, nothing contained herein shall be deemed a representation or warranty by Investor to hold the Shares for any period of time.

4.8    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Investor has considered necessary to make an informed investment decision. Investor acknowledges that Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Investor acknowledges that Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Investor. Investor is, at this time and in the foreseeable future, able to afford the loss of Investor’s entire investment in the Shares, and Investor acknowledges specifically that a possibility of total loss exists.

4.9    Independent Investment Decision. Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10    Securities Not Registered; Legends. Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and Investor understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

4.11    No General Solicitation. Investor acknowledges and agrees that Investor is purchasing the Shares directly from the Company. Investor became aware of this offering of the Shares directly from the Company as a result of a pre-existing, substantive relationship with the Company and/or its representatives. The Shares were offered to Investor solely by direct contact between Investor and the Company. Investor did not become aware of this offering of the Shares, nor were the Shares offered to Investor, by any other means, and the Company did not act as investment advisor, broker or dealer to Investor. Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12    Access to Information. Investor acknowledges and agrees that Investor and Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as Investor and Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by Investor shall modify, limit or otherwise affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.13    Certain Trading Activities. Other than consummating the transaction contemplated hereby, Investor has not, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Other than to its advisors and agents who had a need to know such information, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.    Covenants.

5.1    Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement.

5.2    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.3    Removal of Legends.

 (a)    In connection with any sale, assignment, transfer or other disposition of the Shares by Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act, such that the purchaser acquires freely tradable shares, and upon compliance by Investor with the requirements of this Agreement, if requested by Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from Investor, provided that the Company has timely received from Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

 (b)    Subject to receipt from Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.3(b) and as soon as reasonably practicable following any request therefor from Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.4    Withholding Taxes. Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.5    Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated this Agreement.

5.6    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to Investor under this Agreement. Notwithstanding the foregoing, and provided the Company complies with Section 5.11, the Company entering into a Sale Transaction shall not constitute a breach of this Section 5.6.

5.7    Indemnification.

 (a)    The Company shall indemnify and hold harmless Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Investor Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which any such Investor Indemnified Person may become subject as a result of any breach of representation, warranty, covenant, or agreement made by the Company in this Agreement, including any certificates delivered by the Company as specified in this Agreement, and will reimburse any such Investor Indemnified Person for all such amounts as they are incurred.

 (b)    Investor shall indemnify and hold harmless the Company and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Company Indemnified Persons” and, together with the Investor Indemnified Person, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which any such Company Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by Investor in this Agreement, and will reimburse any such Company Indemnified Person for all such amounts as they are incurred.

 (c)    Any Indemnified Person hereunder shall (i) give prompt written notice to the Company or Investor, as applicable (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification, and (ii) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided that any Indemnified Person hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Indemnifying Party has agreed in writing to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person, or (C) in the reasonable judgment of any such Indemnified Person, based upon advice of its counsel, a conflict of interest exists between such Indemnified Person and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Person notifies the Indemnifying Party in writing that such Indemnified Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person); and provided, further, that the failure of any Indemnified Person to give written notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or litigation. The Indemnifying Party will not, except with the consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (I) imposes no liability or obligation on, (II) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Person in respect of such claim or litigation in favor of, and (III) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, any Indemnified Person. No Indemnified Person will, except with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement. The Indemnified Persons, other than the Company and Investor, shall be deemed third party beneficiaries of this Section 5.7.

 (d)    Notwithstanding the foregoing, in no event shall either party or any of their Affiliates, be liable to the other party or its Affiliates, for any indirect, incidental, consequential, special, or punitive damages (other than indirect, incidental, consequential, special, or punitive damages finally awarded to a third party (other than to an Indemnified Person that is a third party beneficiary of Section 5.7 as provided in Section 5.7(c)) by a court of competent jurisdiction or through binding arbitration against an Indemnified Person entitled to indemnification hereunder by the applicable indemnifying party), including without limitation, loss of profits, revenue, or business opportunities, arising out of or relating to this Agreement, whether based on contract, tort (including negligence), strict liability, or any other legal or equitable theory, even if such party has been advised of the possibility of such damages. Further, to the fullest extent allowed by applicable law, the aggregate liability of either party hereunder to the other (inclusive of a party’s liability to the other party’s Affiliates) arising out of or in connection with this Agreement arising under any legal or equitable theory shall not exceed a total maximum aggregate amount equal to the greater of (i) the Total Investment, (ii) the aggregate purchase price for all Put Shares and Call Shares, as applicable, that the Company commits to purchase pursuant to Section 5.9 and Section 5.10, and (iii) the aggregate amount of principal and interest owing under all Promissory Notes delivered by the Company to Investor pursuant to Section 5.9(d).

5.8    Restriction on Sale of Shares. Investor shall be restricted from any sale, assignment, transfer or other disposition of the Shares until the first day of the Put Exercise Period, after which Investor may sell the Shares pursuant to Section 5.9; provided, however, during the Put Exercise Period, Investor shall be permitted to transfer the Shares to an Affiliate of Investor upon the prior written consent of Company which shall not be unreasonably withheld, conditioned or delayed. Upon providing such consent, the Company shall cooperate with the reasonable requests of Investor in connection with any such transfer.

5.9    Put Right.

 (a)    Subject to the terms and conditions set forth in this Section 5.9, Investor shall have the right (“Put Right”), but not the obligation, to require the Company to purchase, during the Put Exercise Period (as defined below), all or a portion of the Shares at the Price Per Share. Investor may exercise the Put Right from the earliest of (A) the second (2nd) anniversary of the date of this Agreement, (B) the expiration of or earlier termination of any strategic collaboration agreement between the parties, (C) any Sale Transaction, (D) the acquisition by the Company of a material amount of equity securities of, or material assets or business of, a competitor of Investor or any of Investor’s Affiliates, as reasonably determined by Investor, (E) the Company entering into an agreement with a competitor of Investor or any of Investor’s Affiliates for the purchase by such competitor of equity securities of the Company or any of its Affiliates, and (F) the acquisition by a competitor of Investor or any of Investor’s Affiliates of a material amount of assets or business of the Company or any of its Affiliates, as reasonably determined by Investor; in each case, through the Put Right Expiration Date (the “Put Exercise Period”). For the avoidance of doubt, Investor may exercise the Put Right one time or multiple times, in its sole discretion, during the Put Exercise Period and prior to the close of business on the Put Right Expiration Date.

 (b)    To exercise the Put Right, Investor shall deliver to the Company a written notice (“Put Notice”) specifying the number of Shares (collectively, the “Put Shares”) the Company shall be required to purchase from Investor, subject to the terms of this Section 5.9, on a date (the “Put Closing Date”) mutually agreed upon by the parties, or if no such agreement is made, forty five (45) days following the Company’s receipt of the Put Notice. With respect to any purchase and sale of Put Shares in accordance with this Section 5.9, on the Put Closing Date, (i) Investor shall sell the applicable Put Shares to the Company free and clear of any liens, claims and encumbrances, and (ii) the Company shall purchase the applicable Put Shares by delivering to Investor payment in full by wire transfer of immediately available funds to an account designated by Investor to the Company in writing. Furthermore, on the Put Closing Date, the parties shall execute and deliver such documents as reasonably requested by the parties to evidence the purchase and sale of the applicable Put Shares as set forth in this Section 5.9. Notwithstanding the foregoing, in the event of a Lender Objection, the Company shall satisfy its obligations under this Section 5.9(b) by enabling Investor to be paid for the Put Shares pursuant to Section 5.9(d).

 (c)    With respect to each Put Notice, the price per Put Share shall be equal to the higher of (i) the Price Per Share, and (ii) the Average Stock Price; provided, however, if the aggregate purchase price for (x) Put Shares and Call Shares previously purchased by the Company, if any, prior to the subject Put Notice and (y) the Put Shares that are subject to such Put Notice exceed the Total Investment, the Company shall only be required to purchase a sufficient number of Put Shares such that the aggregate purchase price for all Put Shares purchased by the Company plus previously purchased Call Shares equals the Total Investment. In the event the aggregate purchase price for (A) all Put Shares and Call Shares previously purchased by the Company, if any, prior to the subject Put Notice and (B) the Put Shares that are subject to such Put Notice exceed the Total Investment, the Company shall notify Investor in writing (the “Put Share Election”) within ten (10) days of receipt of the subject Put Notice if the Company elects to purchase fewer Put Shares then are set forth in the subject Put Notice; provided, however, that the Company shall be required to purchase a sufficient number of Put Shares such that the aggregate purchase price for all Call Shares and Put Shares previously purchased by the Company plus the price for the Put Shares in the Put Share Election is equal to or greater than the Total Investment. For any Put Shares not purchased by the Company because the aggregate purchase price for all purchases of Put Shares and Call Shares purchased by the Company exceeds the Total Investment, Investor shall have the right, but not the obligation, to sell the remaining Put Shares (the “Remaining Put Shares”) in any manner in compliance with applicable securities laws, including without limitation, by selling the Remaining Put Shares on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded. Upon Investor’s written request, the Company shall provide reasonable cooperation to Investor to enable Investor to sell the Remaining Put Shares in an efficient manner as mutually and reasonably determined by Investor and the Company, and such reasonable cooperation from the Company to Investor may include, without limitation, removing any restricted legends on such Remaining Put Shares in accordance with Section 5.3, listing and registering the Remaining Put Shares if not freely tradable (without volume or manner of sale restrictions under Rule 144 of the Securities Act), and cooperating with Investor in the event Investor desires to sell such Remaining Put Shares in a “block trade” or privately negotiated transaction, including by providing potential investors with reasonably requested diligence information (subject to a customary Company confidentiality agreement, or confidentiality agreement otherwise reasonably satisfactory to the Company) and customary investor meetings with the Company’s management, or any other methods of assistance or actions reasonably agreed upon by Investor and the Company. If the parties are unable to mutually agree on the manner of cooperation from the Company within ninety (90) days of Investor’s initial written request to the Company for such cooperation as required by this Section 5.9(c), then the Company shall (i) within five (5) Business Days following such 90-day period, purchase the Remaining Shares from Investor by issuing a Promissory Note (as defined in Section 5.9(d)(ii)) and/or (ii) promptly as commercially reasonable thereafter list and register the Remaining Put Shares for Investor on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded; provided that the Company shall have sole discretion in selecting the options set forth in (i) or (ii) above or any combination thereof.

 (d)    If the Company (including another Person at the Company’s request, subject to Investor’s prior consent, which shall not be unreasonably withheld) fails or refuses to purchase all or some of the applicable Put Shares on the Put Closing Date as required by Section 5.9(b), Investor shall have the right, but not the obligation, to sell the applicable Put Shares in any manner at any time following such failure or refusal in compliance with applicable securities laws, including without limitation, by selling the Put Shares on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded. Notwithstanding such failure or refusal by the Company, upon Investor’s request, the Company shall provide reasonable cooperation to Investor to enable Investor to sell the applicable Put Shares in an efficient manner, and such reasonable cooperation shall include, without limitation, removing any restricted legends on such Put Shares in accordance with Section 5.3, registering the resale of such Put Shares if not freely tradable (without volume or manner of sale restrictions under Rule 144 of the Securities Act), cooperating with Investor in the event Investor desires to sell such Put Shares in a “block trade” or privately negotiated transaction, including by providing potential investors with reasonably requested diligence information (subject to a customary Company confidentiality agreement, or confidentiality agreement otherwise reasonably satisfactory to the Company) and customary investor meetings with the Company’s management, or any other methods of assistance or actions mutually and reasonably agreed upon by Investor and Company. In the event Investor sells the Put Shares in a commercially reasonable manner, and the price per share for the sale of the Put Shares is less than the Price Per Share (a “Shortfall”), the Company shall pay Investor the Shortfall:

(i)         within fifteen (15) Business Days following Investor’s notification to the Company of such sale of the Put Shares by wire transfer of immediately available funds to an account designated by Investor to the Company in writing;

(ii)         provided, however, in the event that the Company determines in its reasonable discretion that such payment of such Shortfall would create insufficient liquidity for the Company and/or there is a Lender Objection to payment pursuant to clause (i) of this Section 5.9(d), then the Company shall pay such Shortfall through a promissory note in substantially the form set forth as Exhibit A (the “Promissory Note”) to be executed by the Company and delivered to Investor within five (5) Business Days following Investor’s notification to the Company of such sale of the Put Shares;

(iii)         provided, however, if there is a Lender Objection to a payment pursuant to clause (ii) of this Section 5.9(d), promptly as commercially reasonable following Investor’s notification to the Company of such sale of the Put Shares, the Company shall pay Investor such Shortfall by (A) authorizing, listing and registering additional shares of the Company’s Common Stock on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded in a quantity sufficient to cover the Shortfall based on the Average Stock Price as of the date of the Put Notice (the “Shortfall Shares”) and (B) issuing the Shortfall Shares to Investor.

 (e)    Notwithstanding anything in this Section 5.9 to the contrary, at any time on or after the beginning of the Put Exercise Period, and after Investor has provided Company prior written notice of Investor’s intention, Investor shall have the right, but not the obligation, to sell some or all of the Shares in any manner in compliance with applicable securities laws, including without limitation, by selling the Shares on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded. Upon Investor’s request, the Company shall provide reasonable cooperation to Investor to enable Investor to sell the Shares in an efficient manner without limitation, removing any restricted legends on such Shares in accordance with Section 5.3, listing and registering the resale of such Shares if not freely tradable (without volume or manner of sale restrictions under Rule 144 of the Securities Act), and cooperating with Investor in the event Investor desires to sell such Shares in a “block trade” or privately negotiated transaction, including by providing potential investors with reasonably requested diligence information (subject to a customary Company confidentiality agreement, or confidentiality agreement otherwise reasonably satisfactory to the Company) and customary investor meetings with the Company’s management.

5.10    Call Right.

(a)    Subject to the terms and conditions set forth in this Section 5.10, during the Call Exercise Period (as defined below), the Company shall have the right (the “Call Right”), but not the obligation, to require Investor to sell all or a portion of the Shares to the Company at the higher of (i) the Price Per Share, and (ii) the Average Stock Price. The Company may exercise the Call Right from the earlier of (x) the second (2nd) anniversary of the date of this Agreement, and (y) the termination of any strategic collaboration agreement between the parties, through the Call Right Expiration Date (the “Call Exercise Period”). To remove any doubt, the Company may exercise its Call Right one time or multiple times, at its sole discretion during the Call Exercise Period and prior to the close of business on the Call Right Expiration Date. If the consent of the Company’s senior lender is required for the Company to exercise the Call Right, the Company shall not exercise the Call Right without such senior lender’s prior written consent.

(b)    To exercise the Call Right, the Company shall deliver to Investor a written notice (“Call Notice”) specifying the number of Shares (the “Call Shares”) Investor shall be required to sell to the Company, subject to the terms of this Section 5.10, on a date (the “Call Closing Date”) mutually agreed by the parties, or if no such agreement is made, forty five (45) days following Investor’s receipt of the Call Notice. With respect to any purchase and sale of Call Shares in accordance with this Section 5.10, on the Call Closing Date, (i) Investor shall sell the Call Shares to the Company free and clear of any liens, claims and encumbrances, and (ii) the Company shall purchase the Call Shares by delivering to Investor payment in full by wire transfer of immediately available funds to an account designated by Investor to the Company in writing. Furthermore, on the Call Closing Date, the parties shall execute and deliver such documents as reasonably requested by the parties to evidence the purchase and sale of the Call Shares as set forth in this Section 5.10.

(c)    If the Company (including another Person at the Company’s request, subject to Investor’s prior consent, which shall not be unreasonably withheld) fails or refuses to purchase all or some of the applicable Call Shares on the Call Closing Date as required by Section 5.10(b), Investor shall have the right, but not the obligation, to sell the applicable Call Shares in any manner at any time following such failure or refusal in compliance with applicable securities laws, including without limitation, by selling the Call Shares on the Nasdaq Global Market or on any National Exchange on which the Common Stock is publicly traded. Notwithstanding such failure or refusal by the Company, upon Investor’s request, the Company shall provide reasonable cooperation to Investor to enable Investor to sell the applicable Call Shares in an efficient manner as mutually determined by both Investor and Company, and such reasonable cooperation may include without limitation, removing any restricted legends on such Call Shares in accordance with Section 5.3, registering the resale of such Call Shares if not freely tradable (without volume or manner of sale restrictions under Rule 144 of the Securities Act), and cooperating with Investor in the event Investor desires to sell such Call Shares in a “block trade” or privately negotiated transaction, including by providing potential investors with reasonably requested diligence information (subject to a customary Company confidentiality agreement, or confidentiality agreement otherwise reasonably satisfactory to the Company) and customary investor meetings with the Company’s management. In the event Investor sells the Call Shares and the price per share for the sale of the Call Shares is less than the price per share to be paid for the applicable Call Shares in accordance with the terms of Section 5.10(a), the Company shall execute a Promissory Note for the amount of such difference.

(d)    If the Company exercises a Call Right and, prior to the Call Closing Date, Investor exercises a Put Right, or Investor exercises a Put Right and, prior to the Put Closing Date, the Company exercises a Call Right, (i) the terms of Section 5.9 will control the purchase and sale of the applicable Shares if the aggregate purchase price of the Put Shares set forth in the Put Notice or the Put Share Election, as applicable, calculated pursuant to the terms of Section 5.9 (c), is equal to or greater than the aggregate purchase price of the Call Shares set forth in the Call Notice, calculated pursuant to the terms of Section 5.10(a); provided, however, that notwithstanding any provision to the contrary in Section 5.9, the Company shall be required to purchase the Put Shares set forth in the Put Notice or Put Share Election, as applicable, which were used to calculate the aggregate purchase price for purposes of this Section 5.10(d)(i), and (ii) the terms of Section 5.10(a) through Section 5.10(c) will control the purchase and sale of the applicable Shares if the total aggregate purchase price of the Put Shares set forth in the Put Notice or the Put Share Election, as applicable, calculated pursuant to the terms of Section 5.9(c), is less than the aggregate purchase price of the Call Shares set forth in the Call Notice, calculated pursuant to the terms of Section 5.10(a).

5.11    Investor Right to Participate in Process of Potential Sale.

(a)    During the Rights Period, the Company shall not enter into, or consummate, a Sale Transaction with a Potential Acquirer (a “Potential Sale”), unless the Company has complied with the provisions of this Section 5.11.

(b)    If the Company decides to explore a Potential Sale, the Company shall provide Investor the opportunity to participate in the Potential Sale process in substantially the same manner as other potential buyers and/or bidders.

6.    Miscellaneous Provisions.

6.1    Public Statements or Releases. Neither the Company nor Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Nothing in this Section 6.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow Investor reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith Investor’s comments. The Company shall not include the name of Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 6.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

6.2    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

 (a)     If to the Company, addressed as follows:

Optical Cable Corporation
5290 Concourse Drive

Roanoke, VA 24019

Attention: Neil Wilkin (President and Chief Executive Officer) / Tracy Smith (Senior Vice President and Chief Financial Officer)

with a copy (which shall not constitute notice):

Woods Rogers Vandeventer Black PLC
10 South Jefferson Street

Suite 1400

Roanoke, VA 24011

Attention: Brian Brown / Zachary Agee

 (b)     If to Investor, addressed as follows:

Lightera, LLC
5305 Crescent Dr.

Norcross, GA 30071
Attention: Roberto Kihara (Global Marketing & Sales Director) / Robert D. Lake (Sr. VP-Legal)

with a copy (which shall not constitute notice):

Bird Loechl McCants & Holliday LLC
3350 Riverwood Parkway, SE

Suite 670

Atlanta, GA 30339

Attention: W. Hunter Holliday / Quincy Jackson

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

6.3    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

6.4    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

 (a)    This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

 (b)    Each of the Company and Investor hereby irrevocably and unconditionally:

 (i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in Charlotte, North Carolina;

 (ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

 (iii)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

 (iv)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

 (v)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

6.5    Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation related to a subsequent breach, or be deemed a waiver of any such subsequent breach.

6.6    Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Shares to Investor.

6.7    Assignment. Neither party may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement, or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

6.8    Confidential Information. Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to Investor are publicly disclosed by the Company, Investor will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), other than to Investor’s Affiliates, outside counsel, accounting firms, auditors or investment advisors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

6.9    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement and the other Indemnified Persons that are third party beneficiaries of Section 5.7 as provided in Section 5.7(c), any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement or any such other Indemnified Person shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

6.10    Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.11    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

6.12    Entire Agreement; Amendments. The Agreement (including all schedules and exhibits hereto and thereto) constitutes the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Investor. No waiver of any term, condition, or provision of this Agreement shall be effective unless made in writing and signed by both parties. Any such waiver shall be limited to the specific instance and purpose for which it is given and shall not be deemed a continuing waiver or a waiver of any other provision or of the same provision on another occasion.

6.13    Survival. All representations and warranties (except for the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 4.1, Section 4.2, Section 4.3, Section 4.4, and Section 4.5 which shall survive for eight (8) years after the Effective Date) contained in this Agreement and all related rights to indemnification shall survive for a period of two (2) years from the Effective Date; provided, however, that such representations and warranties and related indemnification rights shall survive indefinitely in the case of fraud or intentional misrepresentation. The covenants made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms.

6.14    Contract Interpretation. This Agreement is the joint product of the Company and Investor, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against the parties hereto.

6.15    Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

OPTICAL CABLE CORPORATION

By: /s/ Neil D. Wilkin, Jr.

Name: Neil D. Wilkin, Jr.

Title: President and Chief Executive Officer

INVESTOR

LIGHTERA, LLC

By: /s/ Holly Hulse

Name: Holly Hulse

Title: President and Chief Operating Officer

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Form of Promissory Note

See attached.

PROMISSORY NOTE

$[●]	[●], 202[●]

FOR VALUE RECEIVED, the undersigned, OPTICAL CABLE CORPORATION, a Virginia corporation (“Maker”), hereby promises to pay to the order of LIGHTERA, LLC, a Delaware limited liability company with its principal office located at 2000 Northeast Expressway, Norcross, Georgia, 30093 (hereinafter referred to as “Payee”, with Payee and any subsequent holder of all or any part interest in this Promissory Note (this “Note”) being referred to collectively as “Holder”), the principal sum of [●] ($[●]).

1.         Interest Rate. From and after the date hereof, interest on the unpaid principal balance hereof outstanding from time to time shall accrue at the per annum interest rate of [number in words] percent ([●]%) (which interest rate reflects the prime rate published in the Wall Street Journal as of the effective date of this Note). Interest shall accrue on the unpaid principal balance hereof from and including the date hereof to but excluding the date on which the entire principal balance hereof is paid in full. Interest shall be calculated on a basis of 365 or 366 days, as applicable, and actual days elapsed.

2.         Payments of Principal and Interest. Maker shall pay Holder two (2) initial monthly payments of interest only in the amount of $[●] on [●], 202[●] and [●], 202[●]. Thereafter, beginning on [●], 202[●] and the [●] day of each month thereafter, Maker shall pay Holder ten (10) equal monthly installments of principal and interest until the Note is paid in full. The final payment of principal and interest, if not sooner paid, shall be due on [●], 202[●]. Each payment of principal and/or interest due under this Note shall be made via check delivered to Holder at the address set forth in the first paragraph of this Note or such other place as Holder may specify in writing to Maker by Holder from time to time, or via ACH transfer to such bank account of Holder in the United States as may be specified in writing to Maker by Holder from time to time.

3.         Prepayment. The indebtedness hereby evidenced may be prepaid without premium or penalty at any time in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. All partial payments and prepayments shall first be applied to the payment of accrued and unpaid interest hereunder as of the date of such prepayment, and then to principal.

4.         Default Interest Rate. From and after the occurrence of an Event of Default (as hereinafter defined), notwithstanding Section 1 of this Note, until such time as the entire principal balance hereof together with all accrued and unpaid interest hereunder, interest shall accrue on the unpaid principal amount of this note at the per annum interest rate of [number in words] percent ([●]%) (which interest rate reflects the prime rate published in the Wall Street Journal as of the effective date of this Note plus five percent (5%)).

5.         Default and Acceleration. Upon the occurrence of any Event of Default (as hereinafter defined), Holder may, in Holder’s sole and absolute discretion, (i) declare the entire outstanding principal balance of the indebtedness evidenced hereby, together with all accrued and unpaid interest and other amounts payable hereunder, at once due and payable on written notice to Maker, and (ii) exercise any and all rights and remedies available to it under applicable law, including without limitation, the right to collect from Maker all sums due under this Note. Maker agrees to pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note and pursuant to applicable law in connection with the collection of amounts due and payable hereunder, including without limitation, Holder’s reasonable attorney’s fees and expenses.

Each of the following shall constitute an “Event of Default” as such term is used in this Note:

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(a)         Maker fails to pay any payment of principal, interest, or other amounts payable hereunder within five (5) business days from the date that such payment is due;

(b)         Maker makes or takes any action to make an assignment for the benefit of creditors, petitions or takes any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for Maker or a substantial part of Maker’s assets, or commences or takes any action to commence any proceeding under any insolvency, bankruptcy or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect including, without limitation, the United States Bankruptcy Code; or, if there is filed any such petition or application, or any such proceeding is commenced against Maker which petition, application, or proceeding is not dismissed within thirty (30) days of its filing or commencement; or Maker by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or suffers to exist any such custodianship, receivership or trusteeship;

(c)         Maker materially breaches that certain Stock Purchase Agreement dated July 7, 2025 by and between Maker and Payee, and fails to cure such material breach within five (5) business days after receiving written notice from Holder describing the breach;

(d)         Maker materially breaches any strategic collaboration agreement or other material agreement entered into between Maker and Holder, and Maker and fails to cure such breach in a manner as set forth such agreement; or

(e)         Maker dissolves or liquidates.

6.         Limitations on Waivers. The rights and remedies of Holder under this Note are cumulative and not alternative. No delay or failure on the part of any Holder of this Note in the exercise of any right, power or privilege granted under this Note or any guaranty hereof, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against the Holder hereof unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

7.         Time of the Essence. Time is of the essence hereunder.

8.         Certain Waivers. PRESENTMENT AND NOTICE OF DISHONOR ARE HEREBY WAIVED. MAKER, FOR ITSELF AND ITS SUCCESSORS, HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST, NOTICE OF DEMAND, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OF MATURITY, NOTICE OF PROTEST, NOTICE OF NON-PAYMENT, NOTICE OF DISHONOR, AND ANY OTHER NOTICE (OTHER THAN DEMAND FOR PAYMENT) REQUIRED TO BE GIVEN UNDER THE LAW TO MAKER IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THIS NOTE. IN ADDITION, MAKER FOR ITSELF AND ITS GUARANTORS, SUCCESSORS AND ASSIGNS, HEREBY WAIVES DILIGENCE IN COLLECTION OR BRINGING SUIT AND, TO THE EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS AND BENEFITS UNDER ANY LAWS OR STATUTES REGARDING SURETIES, AS MAY BE AMENDED FROM TIME TO TIME. MAKER, FOR ITSELF AND ITS GUARANTORS, SUCCESSORS AND ASSIGNS, CONSENTS TO ANY AND ALL EXTENSIONS OF TIME, RENEWALS, WAIVERS OR MODIFICATIONS THAT MAY BE GRANTED BY HOLDER WITH RESPECT TO THE PAYMENT OR OTHER PROVISIONS OF THIS NOTE, AND TO THE RELEASE OF ANY COLLATERAL OR ANY PART THEREOF, WITH OR WITHOUT SUBSTITUTION. THE LIABILITY OF MAKER PURSUANT TO THIS NOTE SHALL BE ABSOLUTE AND UNCONDITIONAL, WITHOUT REGARD TO THE LIABILITY OF ANY OTHER PARTY HERETO. PAYMENTS DUE HEREUNDER SHALL NOT BE SUBJECT TO ANY SETOFF.

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9.         Governing Law; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of law principles. Any judicial proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or in connection with this Note only shall be brought in the state or federal courts located in Charlotte, North Carolina, and Maker and Holder submit to the exclusive jurisdiction of such courts.

10.         Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.         Definitions. As used herein, the terms “Payee”, “Maker” and “Holder” shall be deemed to include their respective heirs, estates, successors, legal representatives and assigns, whether by voluntary action or by operation of law.

12.         Amendment; Entire Agreement. The terms of this Note may not be amended except in a writing signed by Maker and Holder. This Note contains the complete expression of the agreement between Maker and Holder with respect to the subject matter hereof and supersedes any and all prior and contemporaneous communications, representations, agreements or undertakings, whether verbal or written, between Maker and Holder with respect to the subject matter hereof.

13.         Titles. The titles of sections and paragraphs herein are used for convenience only and neither amplify, modify or alter in any way the provisions in this Note.

14.         Usury Savings Clause. If from any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, and such obligation shall be fulfilled to the limit of such validity.

15.         Reinstatement. Maker agrees that to the extent any payment or transfer is received by Holder in connection with the obligations evidenced by this Note, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Holder or transferred or paid over to a trustee, receiver or any other person, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this Note shall continue to be effective or shall be reinstated, as the case may be, even if all those obligations have been paid in full and whether or not the Holder is in possession of this Note, or whether the Note has been marked paid, released or canceled, or returned to Maker and, to the extent of the payment, repayment or other transfer by the Holder, the obligations or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.

[Signature Page Follows]

4

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

OPTICAL CABLE CORPORATION

By:

Name: Neil D. Wilkin, Jr.

Title: President and Chief Executive Officer

[Signature Page to Promissory Note]